EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT (this "Agreement"), dated January 27, 1999, by and between Morris Material Handling, Inc., a Delaware corporation (the "Company"), and Jack F. Stinnett, an individual residing at 33028 Allenbury Drive, Solon, Ohio 44139 ("Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company wishes to secure the services of Executive, and Executive wishes to furnish such services to the Company, pursuant to the terms and provisions of this Agreement.

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the Company and Executive agree as follows:

ARTICLE I:          EMPLOYMENT, TERM AND DUTIES

Section 1.1. Term. Unless terminated sooner pursuant to the occurrence of an "Employment Related Event" or a "Termination Event" (both terms as defined in Article III) and subject to the other terms and provisions of this Agreement, the Company agrees to employ Executive and Executive agrees to be employed by the Company, for the period beginning as of March 2, 1999 (the "Effective Date") and continuing until the third anniversary of the Effective Date. The Agreement will be extended for one year on the third anniversary of the Effective Date and on each anniversary thereafter unless either party gives 60 days' written notice of failure to renew or termination prior to any such anniversary date; provided, however, that any such non-renewal by the Company shall void the Executive's post-employment obligations contained in the Non-Competition Agreement referred to in Article V of this Agreement. The Executive may voluntarily resign employment at any time upon providing 60 days' written notice to the Company's Board of Directors; provided, however, that the obligations of the Executive under Article IV (Confidential Information) hereof, and the post-employment obligations of Executive contained in the separate Non-Competition Agreement referred to in Article V hereof shall survive such resignation. The Executive's entitlement to any severance benefits or payments following termination of employment shall be governed solely by Article III of this Agreement, and the Executive shall have no entitlement to any such benefits or payments other than as set forth in Article III of this Agreement, or as required to be provided to the Executive by operation of law.

Section 1.2. Title. From and after the Effective Date, the Company shall employ Executive in the position of President and Chief Executive Officer, or such other title as mutually agreed upon by the Company and the Executive.

Section 1.3. Duties.  Executive  agrees to serve in the position  referred to in
Section 1.2 and to perform diligently and to the best of his abilities the duties and services pertaining to such office, as well as such additional duties and services appropriate to such office as the Board of Directors of the Company ("Board of Directors") may reasonably assign to Executive from time to time.

Section 1.4. Business Time and Efforts. Executive agrees, during the period of employment by the Company, to devote all of his business time, energy and best efforts to the business and affairs of the Company and its affiliates and not to engage, directly or indirectly, in any other business or businesses, whether or not similar to that of the Company, except with the prior written consent of the Board of Directors.

Section 1.5. Board Seat. By its execution of this Agreement, MHE Investments, Inc. agrees to take all necessary actions to cause Executive to be elected and maintained as a member of the Board of Directors of the Company and the board of directors of MMH Holdings, Inc. ("MMH") for so long as the Executive is employed pursuant to this Agreement. Executive shall receive no additional compensation for his service on the Board of Directors.

ARTICLE II:       COMPENSATION AND BENEFITS

     Section 2.1. Base Salary. During the term of this Agreement, Executive shall receive an annual base salary of $400,000, subject to review by the Board of Directors.

Section 2.2. Bonus. Executive shall be eligible to receive a target bonus of 50% of Base Salary (prorated for 1999 in proportion that the number of days from and including the Effective Date bears to 365) upon the achievement of annually established performance-based targets established for Executive by the Board of Directors; provided, that, Executive shall be entitled to a minimum bonus of $100,000 for the 1999 fiscal year. It is anticipated that, for fiscal year 1999 and after the performance-based targets will be based on EBITDA according to a plan as mutually agreed upon with the Board of Directors for all senior executives of the Company. Bonuses will be earned over the Company's fiscal year ending October 31, and shall be paid by the Company to the Executive as soon as practicable in accordance with the Company's bonus payment procedures.

Section 2.3.      Equity.

(a) Options. Executive shall be eligible to receive an initial option grant of MMH "Equity Units". Such grant will be for 2% of the Company in the form of A Options, 1% of the Company in the form of B Options and 1% of the Company in the form of C Options pursuant to the terms of Schedule A, attached hereto.

                  (b) Equity. Executive shall purchase an initial amount of equity in Niles L.L.C. in the amount of $200,000 within 120 days of the Effective Date. In addition, upon Executive's election, the Company will make a loan to Executive of up to $300,000 to purchase equity in Niles L.L.C., $150,000 of such loan may be used to satisfy Executive's obligation in the immediately preceding sentence. The Company loan will be fully recourse against the Executive and will have a ten-year term, with principal and accrued interest due upon the tenth anniversary of the loan date; provided, that, such loan may be repaid, without penalty, and any time during the loan term; provided, further, that, such loan will immediately become due and payable (including accrued interest) upon Executive's termination of employment or upon a disposition of the purchased equity in Niles L.L.C. The loan will have an interest rate equal to the then current prime rate. Notwithstanding the foregoing, in the event Executive is terminated by the Company without Cause (as defined below), by the Executive for Good Reason (as defined below), or the Company provides notice to Executive such that the Term will expire as provided in Section 1.1 hereof, the loan will remain outstanding under its original terms until the earlier of such loan's due date or the disposition of the equity in Niles L.L.C. by Executive.

Section 2.4. Other Perquisites. During his employment hereunder, Executive shall be afforded the following incidental benefits:

(a)      Expenses.  Executive  shall  be  entitled  to  be  reimbursed  for  all customary and reasonable expenses incurred by Executive in the performance of his duties and responsibilities, subject to such reasonable substantiation and documentation as may be required by the Company in accordance with its normal policies.

(b) Other Company Benefits. Subject to the terms of each plan, program or arrangement as the case may be, Executive and, to the extent applicable, Executive's family, dependents and beneficiaries, shall be allowed to participate in the Company's medical, dental, life insurance, retirement and all other benefits, plans and programs, including improvements or modifications of the same, which are now, or may hereafter be, available to similarly situated employees of the Company generally. The Company shall not, however, by reason of this paragraph be obligated to institute, maintain, or refrain from changing, amending or discontinuing, any such benefit plan or program, so long as such changes are similarly applicable to employees of the Company generally.

(c) Vacation. Executive shall be entitled to four (4) weeks of paid vacation during each year of the Term.

(d)      Automobile.   Executive  shall  be  entitled  to  a  Company   provided
         automobile or a reasonable allowance for an automobile during the Term in accordance with Company policy for other senior executive officers.

(e) Relocation Expenses. Executive shall be entitled to the relocation expenses as set forth on Schedule B hereto.

Section 2.5. Withholding of Taxes. The Company may withhold from any benefits or compensation payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling.

ARTICLE III:      TERMINATION OF EMPLOYMENT

Section 3.1. Employment-Related Event. An "Employment-Related Event" means any of the following: (a) Executive's resignation for Good Reason (as defined below), (b) Executive's termination by the Company without Cause (as defined below), (c) Executive's death or permanent disability (as defined below), or (d) either party providing notice to the other party such that the Term will expire as provided in Section 1.1 hereof. Should an Employment Related Event occur, the Executive shall only be entitled to the benefits and payments set forth below, and Executive specifically agrees to sign a Release as drafted by the Company under which the Executive shall agree to waive and release all other rights and entitlement, whether legal, contractual or equitable (including waiving and releasing any claims alleging discrimination and/or harassment to the maximum extent allowed by law) in order to be entitled to such benefits and payments.

(a) Good Reason. Within sixty days after Executive has knowledge of an event of Good Reason, Executive may terminate his employment under this Agreement for Good Reason, after having given the Company written notice specifying the reason the Executive is terminating his employment and having given the Company thirty days after such notice within which to cure the condition specified. "Good Reason" means any of the following: (i) a material reduction of the Executive's duties or authority as provided in the Agreement or as later increased by the Board of Directors; (ii) a substantial change in work conditions; (iii) a material decrease in compensation or benefits; (iv) relocation of his principal workplace over 50 miles from his initial workplace without Executive's consent;
(v) the breach of any material provision of this Agreement by the Company or an affiliate of the Company; (vi) a termination of employment by Executive for any reason or no reason within ninety (90) days following the first anniversary of a change in control of the Company (as defined in Schedule D hereto); or (vii) the failure by the Company to obtain the assumption of this Agreement by any successor to or assignee of the Company or any purported termination of this Agreement which does not satisfy the requirements of this Agreement. If at the end of such notice period, the Company has not cured such condition, the written notice shall take effect, and the Executive will be entitled to the following:
(A) continuation of his then current Base Salary (prior to any reduction that constitutes Good Reason) for twelve months from the date of termination payable in accordance with Company payroll practice; (B) continuation of health and life insurance benefits for twenty-four months at the Company's expense subject to applicable cost-sharing arrangements, co-payments, and deductibles in place immediately prior the Executive's termination (provided, however, that such health benefits shall not be counted toward the Executive's entitlement for COBRA, and that such health and life insurance benefits shall terminate immediately upon Executive obtaining employment with a third party which provides health and life insurance benefits); (C) a "pro-rated bonus" for the fiscal year in which the termination occurs which shall be payable at the time the Company customarily pays bonuses; (D) the continuation of all other perquisites for six months; (E) reasonable outplacement assistance for six months (including out of pocket expenses of the Executive to search for a job not to exceed $5000); and (F) payment, if requested by the Executive, for all equity in MMH or the Company owned by the Executive or his family (including but not limited to Equity Units), payable in equal quarterly installments over the thirty-six month period following termination, provided, however, that if this option is requested, the equity shall be valued as of the date of termination at its fair market value by the Compensation Committee of the Board of Directors and shall be repurchased so long as permitted under the terms of any financing documents, including but not limited to indentures or loan agreements applicable to the Company or any direct or indirect parent entity of the Company at such time. For purposes of this Agreement, a "pro-rated bonus" means the portion of the bonus that is arrived at by using the number of days the Executive was employed by the Company in the year of termination as the numerator of a fraction of which 365 is the denominator and then multiplying the bonus the Executive was otherwise eligible to receive by such fraction.

     (b) Termination by the Company without Cause. If the Company terminates the Executive's employment under this Agreement without Cause, the Executive shall be entitled to the following: (i) a lump sum payment equal to 1-1/2 times his then current annual Base Salary, and (ii) the same benefits and compensation and payable at the same time as provided in clauses (B) through (F) of Section 3.1(a). "Cause" means any of the following acts by the Executive which, if curable, have not been cured by Executive within 30 days' written notice thereof: (i) willful failure to substantially and materially perform his duties as assigned to him by Board of Directors (other than any such failure resulting from the Executive's reasonable business judgment or incapacity due to physical or mental illness); (ii) commission of a fraud on the Company; (iii) breach of fiduciary duty involving material personal gain; or (iv) willful misconduct materially and demonstrably injurious or detrimental to the Company or its affiliates.

     (c) Death or Permanent Disability. This Agreement shall terminate immediately upon the Executive's Death or Permanent Disability. Permanent Disability shall have the same meaning as set forth in the Company's long term disability policy. Upon termination for Death or Permanent Disability, the Executive, or his estate, shall receive the following: (i) all accrued Base Salary and other accrued entitlements earned through the date of termination, (ii) the continuation of Base Salary for 90 days after such termination, and (iii) the compensation and benefits set forth in clauses (B), (C), (D) and (F) of Section 3.1(a).

     (d) Failure to Renew. This Agreement shall terminate 60 days following either party providing notice to the other party such that the Term will expire as provided in Section 1.1 hereof. In the event of a termination under this paragraph (d), the Executive shall receive his accrued Base Salary and accrued entitlements through the date of termination.

Section 3.2. Termination Event. "Termination Event" means the Executive's resignation without Good Reason or termination by the Company for Cause. In the event of a termination due to a Termination Event, the Executive shall receive his accrued Base Salary and accrued entitlements through the date of termination. In the event the Executive resigns from the Company without Good Reason, such resignation only becomes effective upon 60 days' written notice to the Company.

Section 3.3. Resignation from the Board of Directors and Offices. In the event of Executive's termination of employment for any reason (including the failure of the Company to renew the Agreement), such termination or non-renewal shall also be considered a resignation as a member of the Board of Directors, a resignation from the board of directors of any affiliates or subsidiaries of the Company and a resignation from any offices held by the Executive with the Company or with any of its affiliates or subsidiaries.

ARTICLE IV:       MISCONDUCT AND CONFIDENTIAL INFORMATION

         Executive agrees to be bound by the provisions of the World Wide Business Conduct Policy and the Employee Proprietary Rights and Confidentiality Agreement attached hereto as Schedule E. The provisions of such documents are incorporated into this Agreement.

ARTICLE V:        NON-COMPETITION; NON-SOLICITATION; INJUNCTIVE RELIEF

         Simultaneously with the execution of this Agreement, Executive shall execute and deliver to the Company a non-competition agreement in the form attached hereto as Schedule C (the "Non-Competition Agreement"), which shall become effective when this Agreement becomes effective as provided in Section
1.1 hereof.

ARTICLE VI:       INDEMNIFICATION

         The Company shall, to the fullest extent permitted by applicable law indemnify and hold harmless Executive from all claims or expenses that may be asserted against the Company and affiliates thereof due to his employment, or that may otherwise derive from Executive's employment as contemplated under this Agreement, in accordance with the Company's charter and bylaws. The Company shall purchase and maintain for the benefit of Executive a director's and officer's liability policy.

ARTICLE VII:      MISCELLANEOUS

Section 7.1. Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered, sent by facsimile or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to such address or sent to such facsimile number as each party may furnish to the other in writing from time to time. Unless notified otherwise by Executive, copies of notices or other communications sent to Executive shall be sent to the address noted on the signature page attached hereto.

Section 7.2. Applicable Law, Jurisdiction and Venue. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of New York. The parties agree to submit any dispute under this Agreement and/or arising out of Executive's employment or termination thereof, to binding arbitration in New York, New York under the then existing rules for commercial arbitration as established by the American Arbitration Association; provided, that, to the extent that it is necessary for the protection of either party to obtain injunctive relief, either party may proceed to a court of competent jurisdiction for purposes of obtaining the necessary equitable relief until an arbitration proceeding can be conducted.

Section 7.3. No Waiver. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall (i) be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time or (ii) preclude insistence upon strict compliance in the future.

Section 7.4. Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

Section 7.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

Section 7.6. Headings. The paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

Section 7.7. Gender and Plurals. Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely.

Section 7.8. Affiliate. As used in this Agreement, unless otherwise indicated, "affiliate" shall mean any person or entity which directly or indirectly through any one or more intermediaries owns or controls, is owned or controlled by, or is under common ownership or control with the Company.

Section 7.9. Successors and Assignment. This Agreement is binding on Executive and the Company and their successors and assigns; provided, however, that the rights and obligations of the Company under this Agreement may be assigned to a successor entity which assumes (either by operation of law or otherwise) the Company's obligations hereunder. No rights or obligations of Executive hereunder may be assigned by Executive to any other person or entity.

Section 7.10. Effects of Termination of Employment. Except as otherwise provided herein or under any benefit plan or other agreement between the Company and the Executive, termination of Executive's employment under this Agreement shall not affect any right or obligation of either party hereto which is accrued or vested prior to or upon such termination or the rights and obligations set forth herein.

Section 7.11. Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, contains all the covenants, promises, representations, warranties and agreements between the parties with respect to employment of Executive by the Company, and supersedes all prior employment agreements between the Executive and the Company or any of its predecessors. Each party to this Agreement acknowledges that no representation, inducement, promise or agreement, oral or written, has been made by either party, or by anyone acting on behalf of either party, which is not embodied herein, and that no agreement, statement, or promise relating to the employment of Executive by the Company, which is not contained in this Agreement, shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.

Section 7.12. Attorney's Fees. Executive shall be entitled to be reimbursed for reasonable attorney's fees incurred in the negotiation of this Agreement; provided, that, such fees do not exceed $5,000.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                                 MORRIS MATERIAL HANDLING, INC.
                                                 By: /s/Todd Berman
                                                 Name:
                                                 Title:


                                                 Acknowledged by
                                                 MHE INVESTMENTS, INC.
                                                 By: /s/Todd Berman
                                                 Name:
                                                 Title:


                                                 /s/Jack F. Stinnett
                                                 Jack F. Stinnett